AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            INCENTRA SOLUTIONS, INC.

                              INCENTRA MERGER CORP.

                        STAR SOLUTIONS OF DELAWARE, INC.

                                AND ALFRED CURMI

                          DATED AS OF FEBRUARY 18, 2005

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
ARTICLE I             THE MERGER.................................................................................3

         SECTION 1.1           The Merger........................................................................3

         SECTION 1.2           Closing...........................................................................4

         SECTION 1.3           Effective Time....................................................................4

         SECTION 1.4           Effects of the Merger.............................................................4

         SECTION 1.5           Certificate of Incorporation and By-laws of the Surviving Corporation.............4

         SECTION 1.6           Directors and Officers............................................................4

ARTICLE II            MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES....................5

         SECTION 2.1           Merger Consideration..............................................................5

         SECTION 2.2           Fractional Shares.................................................................6

         SECTION 2.3           Exchange of Certificates..........................................................6

         SECTION 2.4           Certain Adjustments...............................................................7

         SECTION 2.5           Shares of Dissenting Shareholders.................................................7

         SECTION 2.6           Tax-Free Reorganization...........................................................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................8

         SECTION 3.1           Organization, Standing and Corporate Power........................................8

         SECTION 3.2           Subsidiaries......................................................................8

         SECTION 3.3           Capital Structure.................................................................8

         SECTION 3.4           Authority; Noncontravention.......................................................9

         SECTION 3.5           Financial Statements; Undisclosed Liabilities....................................10

         SECTION 3.6           Material Contracts...............................................................12

         SECTION 3.7           Permits; Compliance with Applicable Laws.........................................12

         SECTION 3.8           Absence of Litigation............................................................13

         SECTION 3.9           Tax Matters......................................................................13

         SECTION 3.10          Labor Matters....................................................................17

         SECTION 3.11          Environmental Matters............................................................18

         SECTION 3.12          Intellectual Property............................................................19

         SECTION 3.13          Insurance Matters................................................................21

         SECTION 3.14          Transactions with Affiliates.....................................................21
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
         SECTION 3.15          Voting Requirements..............................................................21

         SECTION 3.16          Brokers..........................................................................21

         SECTION 3.17          Real Property....................................................................21

         SECTION 3.18          Tangible Personal Property.......................................................22

         SECTION 3.19          Investment Company...............................................................22

         SECTION 3.20          Board Approval...................................................................22

         SECTION 3.21          Books and Records................................................................22

         SECTION 3.22          Status of Company Capital Stock Being Transferred................................23

         SECTION 3.23          Investment in Parent Common Stock................................................23

         SECTION 3.24          Disclosure.......................................................................24

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT..................................................24

         SECTION 4.1           Organization, Standing and Corporate Power.......................................24

         SECTION 4.2           Capital Structure................................................................24

         SECTION 4.3           Authority; Noncontravention......................................................25

         SECTION 4.4           Parent Documents.................................................................27

         SECTION 4.5           Permits; Compliance with Applicable Laws.........................................28

         SECTION 4.6           Absence of Litigation............................................................28

         SECTION 4.7           Voting Requirements..............................................................28

         SECTION 4.8           Brokers..........................................................................28

         SECTION 4.9           Board Approval...................................................................29

         SECTION 4.10          Books and Records................................................................29

         SECTION 4.11          Sarbanes Oxley Act Compliance....................................................29

         SECTION 4.12          Financial Projections............................................................29

         SECTION 4.13          Disclosure.......................................................................29

         SECTION 4.14          Continuity of Business. .........................................................29

         SECTION 4.15          Funds Available..................................................................30

ARTICLE V             COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................30

         SECTION 5.1           Conduct of Business by the Company...............................................30

         SECTION 5.2           Advice of Changes................................................................31

         SECTION 5.3           No Solicitation by the Company...................................................31
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
         SECTION 5.4           Conduct of Business by Parent....................................................32

         SECTION 5.5           Transition.......................................................................32

ARTICLE VI            ADDITIONAL AGREEMENTS.....................................................................32

         SECTION 6.1           Access to Information; Confidentiality...........................................32

         SECTION 6.2           Commercially Reasonable Efforts..................................................34

         SECTION 6.3           Fees and Expenses................................................................34

         SECTION 6.4           Public Announcements.............................................................34

         SECTION 6.5           Regulation D.....................................................................35

         SECTION 6.6           Company Tax Returns..............................................................35

         SECTION 6.7           Post-Closing Access..............................................................35

ARTICLE VII           CONDITIONS PRECEDENT......................................................................35

         SECTION 7.1           Conditions to Each Party's Obligation to Effect the Merger.......................35

         SECTION 7.2           Conditions to Obligations of Parent..............................................36

         SECTION 7.3           Conditions to Obligations of the Company and the Stockholder.....................37

         SECTION 7.4           Frustration of Closing Conditions................................................38

ARTICLE VIII          INDEMNIFICATION; ARBITRATION..............................................................38

         SECTION 8.1           Indemnification..................................................................38

         SECTION 8.2           Arbitration......................................................................41

ARTICLE IX            TERMINATION, AMENDMENT AND WAIVER.........................................................42

         SECTION 9.1           Termination......................................................................42

         SECTION 9.2           Effect of Termination............................................................43

         SECTION 9.3           Amendment........................................................................43

         SECTION 9.4           Extension; Waiver................................................................43

ARTICLE X             GENERAL PROVISIONS........................................................................44

         SECTION 10.1          Survival of Representations, Warranties and Agreements...........................44

         SECTION 10.2          Notices..........................................................................44

         SECTION 10.3          Definitions......................................................................45

         SECTION 10.4          Interpretation...................................................................46

         SECTION 10.5          Counterparts.....................................................................46

         SECTION 10.6          Entire Agreement; No Third-Party Beneficiaries...................................46
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
         SECTION 10.7          Governing Law....................................................................46

         SECTION 10.8          Assignment.......................................................................46

         SECTION 10.9          Headings.........................................................................46

         SECTION 10.10         Severability.....................................................................46

         SECTION 10.11         Enforcement......................................................................47

         SECTION 10.12         Further Assurances...............................................................47
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                                    EXHIBITS



EXHIBIT A - SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

EXHIBIT B - FORM OF PROMISSORY NOTE

EXHIBIT C - FORM OF EMPLOYMENT AGREEMENT

EXHIBIT D - FORM OF CONSULTING AGREEMENT

EXHIBIT E - FORM OF REGISTRATION RIGHTS AGREEMENT

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                             INDEX OF DEFINED TERMS

DEFINED TERMS                                               SECTION
-------------                                               -------

Adjustment Event                                            Section 2.4
Affiliate                                                   Section 10.3(a)
Agreement                                                   Preamble
Cash Consideration                                          Section 2.1(c)
Certificate of Merger                                       Section 1.3
Closing                                                     Section 1.2
Closing Date                                                Section 1.2
Code                                                        Section 2.6
Company                                                     Preamble
Company Acquisition Proposal                                Section 5.3(a)
Company Certificate of Incorporation                        Section 3.1(b)
Company Common Stock                                        Recitals
Company Disclosure Schedule                                 Article III
Company Financial Statements                                Section 3.5(a)
Company IP Agreements                                       Section 3.13(g)
Company Material Contracts                                  Section 3.6(b)
Company Permitted Liens                                     Section 3.18(b)
Company Stock Certificates                                  Section 2.2
Company Stockholders                                        Section 2.3
Confidential Information                                    Section 6.1(b)
Confidentiality Dispute                                     Section 8.2
Consulting Agreement                                        Section 7.2(f)
Curmi                                                       Preamble
DGCL                                                        Preamble
Dispute                                                     Section 8.2
Dissenting Shares                                           Section 2.5
Effective Time                                              Section 1.3
Employee Plans                                              Section 3.10(a)
Employment Agreements                                       Section 7.2(e)
Environmental Laws                                          Section 3.12(d)(i)
Environmental Permits                                       Section 3.12(d)(ii)
ERISA                                                       Section 3.10(a)
ERISA Affiliate                                             Section 3.10(a)
Excluded Assets                                             Section 3.5(g)
Fiduciary                                                   Section 3.10(e)
GAAP                                                        Section 3.5(a)
Government Entities                                         Section 3.4(c)
Governmental Entity                                         Section 3.4(c)
Hazardous Substances                                        Section 3.12(d)(iii)
Indemnified Person                                          Section 8.1(e)
Intellectual Property                                       Section 3.13(a)
IRS                                                         Section 3.10(g)
Knowledge                                                   Section 10.3(c)
Liens                                                       Section 3.4(d)

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DEFINED TERMS                                               SECTION
-------------                                               -------

Material adverse change                                     Section 10.3(c)
Material adverse effect                                     Section 10.3(c)
Merger                                                      Recitals
Merger Consideration                                        Section 2.1(c)
Merger Sub                                                  Preamble
Merger Sub Common Stock                                     Section 4.2(d)
Multi-Employer Plans                                        Section 3.10(d)
NVGCL                                                       Recitals
Parent                                                      Preamble
Parent Common Stock                                         Section 2.1(b)(ii)
Parent Disclosure Schedule                                  Article IV
Parent Employee Stock Options                               Section 4.2(a)
Parent Indemnified Parties                                  Section 8.1(a)
Parent Preferred Stock                                      Section 4.2(a)
Parent Representatives                                      Section 6.1(a)
Parent SEC Documents                                        Section 4.4(a)
Parent Shares                                               Section 2.1(b(ii)
Parent Stock Plans                                          Section 4.2(a)
Permits                                                     Section 3.7(a)
Person                                                      Section 10.3(e)
Projections                                                 Section 4.12
Promissory Note                                             Section 2.1(b)(iii)
Parent Organizational Documents                             Section 4.1(b)
Registration Rights Agreement                               Section 7.3(g)
Release                                                     Section 3.12(d)(iv)
Requisite Regulatory Approvals                              Section 7.1(b)
Restraints                                                  Section 7.1(c)
Sarbanes Oxley Act                                          Section 4.11
SEC                                                         Section 4.4(a)
Secretary                                                   Section 1.3
Securities Act                                              Section 3.24(a)
Seller Indemnified Parties                                  Section 8.1(b)
Seller Losses                                               Section 8.1(b)
Software                                                    Section 3.13(a)
Stockholder                                                 Preamble
Surviving Corporation                                       Section 1.1
Tangible Personal Property                                  Section 3.19
Tax                                                         Section 3.9(h)(i)
Tax Return                                                  Section 3.9(h)(ii)
Taxes                                                       Section 3.9(h)(i)
Third Party Claim                                           Section 8.1.(e)
Third Party Rights                                          Section 3.13(d)
Transaction Documents                                       Section 10.3(h)

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 18, 2005, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation ("Parent"), INCENTRA MERGER CORP., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), STAR SOLUTIONS OF DELAWARE, INC., a Delaware corporation, as successor by merger to Star Solutions, LLC, a California limited liability company (the "Company"), and ALFRED CURMI (referred to herein as "Curmi" or "Stockholder").

                                    RECITALS

         WHEREAS, each of Parent, Merger Sub and the Company desire Parent to consummate a business combination with the Company in a transaction whereby, upon the terms and subject to the conditions set forth in this Agreement, the Company will merge with and into Merger Sub (the "MERGER"), each outstanding share of Common Stock, $.01 par value per share, of the Company ("COMPANY COMMON STOCK") (other than shares cancelled and retired pursuant to Section 2.1(d) and Dissenting Shares (as defined herein), will be converted into the right to receive the Merger Consideration, and Merger Sub will be the surviving corporation in the Merger;

         WHEREAS, the Board of Directors of the Company unanimously has determined and resolved that the Merger and all of the transactions contemplated by this Agreement are in the best interest of the holders of Company Common Stock and that the Merger is fair and advisable, and has approved this Agreement in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and has further resolved unanimously to recommend to all holders of Company Common Stock that they authorize, approve and adopt this Agreement and the transactions contemplated hereby; and

         WHEREAS, the Board of Directors of Parent unanimously has determined and resolved that the Merger and all of the transactions contemplated by this Agreement are in the best interest of Parent and the holders of Parent Common Stock and has adopted this Agreement in accordance with the Nevada General Corporation Law, as amended (the "NVGCL") and Parent, as sole shareholder of Merger Sub, has adopted this Agreement in accordance with the DGCL.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Merger Sub and Merger Sub shall be the surviving corporation in the Merger (the "Surviving Corporation") and, as such, Merger Sub shall continue its corporate

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existence as a direct,  wholly owned  subsidiary of Parent under the laws of the
State of Delaware, and the separate corporate existence of the Company thereupon shall cease.

         SECTION 1.2 CLOSING. Subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to consummation of the Merger contained in Article VII hereof, the closing of the Merger (the
"Closing") shall take place at 8:00 a.m., Denver, CO time, on a date to be specified by the parties (the "Closing Date"), which date shall not be later than the third business day next following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable law, waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Parent, located at 1140 Pearl Street, Boulder, CO 80302 or at such other location as is agreed to by the parties hereto.

         SECTION 1.3 EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "SECRETARY") a certificate of merger in form and substance acceptable to the parties hereto (the "CERTIFICATE OF MERGER") duly executed and so filed in accordance with the DGCL and shall make all other filings and recordings required under the DGCL to effectuate the Merger and the transactions contemplated by this Agreement. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary, or at such subsequent date or time as Parent and the Company mutually shall agree and specify in the Certificate of Merger (the time the Merger becomes so effective being hereinafter referred to as the "EFFECTIVE TIME"). The parties shall cooperate with each other and take all commercially reasonable action to pre-position and/or pre-clear the Certificate of Merger with the Secretary of State of Delaware so that the Certificate of Merger is accepted and becomes effective on the Closing Date.

         SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL.

         SECTION 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The certificate of incorporation of the Surviving Corporation shall be amended and restated to read as set forth in EXHIBIT A attached hereto and as so amended shall be the certificate of incorporation of the Surviving
Corporation until thereafter amended or restated as provided therein or by applicable law. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable law.

         SECTION 1.6 DIRECTORS AND OFFICERS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be and become the directors of the Surviving Corporation until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL; provided that the board of directors of the Merger Sub shall be comprised of two (2) directors, consisting of Thomas P. Sweeney III and Paul McKnight. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be and become the officers of the Surviving Corporation until their successors shall have

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been duly appointed and qualified or until their earlier  death,  resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE II

     MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

         SECTION 2.1 MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) The Company Common Stock held by Kathryn Frank shall be converted into the right to receive cash in the amount of Seventy Eight Thousand Dollars ($78,000.00), and

                  (b) The Company Common Stock held by Curmi, shall be converted into the right for he and/or his designees to receive:

                           (i) cash in the amount of One  Million  Four  Hundred
                  Twenty Two Thousand Dollars ($1,422,000.00);

                           (ii) Twelve  Million Six Hundred  Seventeen  Thousand
                  Five Hundred Fifty Five (12,617,555) shares (collectively, the "Parent Shares") of Parent's unregistered common stock, par value $.001 per share ("Parent Common Stock"); and

                           (iii) an unsecured  convertible  promissory  note, in
                  substantially the form attached hereto as Exhibit B, with appropriate insertions, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00)(the "Promissory Note"). The principal and accrued interest under the Promissory Note shall be convertible at the option of the holder into shares of Parent Common Stock, all as more particularly described in the Promissory Note. The Parent Shares issued hereunder and the shares of Parent Common Stock issued upon conversion of the Promissory Note shall be eligible for registration under the Registration Rights Agreement.

                  (c) For purposes of this  Agreement,  the payment  pursuant to
Section 2.1(a) and 2.1(b)(i) shall collectively be referred to as the "Cash Consideration", and the term "Merger Consideration" shall mean, collectively, the Parent Shares, the Cash Consideration and the Promissory Note. At the Closing, Parent shall (i) pay the Cash Consideration described in Section 2.1(a) to Kathryn Frank and the Cash Consideration described in Section 2.1(b)(i) to the Stockholder by wire transfer of immediately available U.S. federal funds to such accounts as the Stockholder may direct by written notice delivered to Parent or Parent's counsel; (ii) issue and deliver a stock certificate or certificates representing the Parent Shares to the Stockholder; and (iii) execute and deliver the Promissory Note to the Stockholder.

                  (d) Each share of Company Common Stock then issued and held in the Company's treasury, if any, and each share of Company Common Stock then owned by Parent,

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Merger Sub or any other  wholly owned  subsidiary  of Parent,  if any,  shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         SECTION 2.2 FRACTIONAL SHARES. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates representing Company capital stock ("Company Stock Certificates"), no dividend or distribution by Parent shall relate to such fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a shareholder of Parent. Further, no holder of a Company Stock Certificate who otherwise would have been entitled to receive in the Merger a fractional share interest in exchange for such Company Stock Certificate shall have the right to receive cash payment in lieu thereof. In lieu of any such fractional shares or cash payment, (x) any such fractional share interest greater than or equal to one-half of a share (0.5) shall be rounded up to the next whole share number, and (y) any such fractional share less than one-half of a share (0.5) shall be rounded down to the preceding whole share number and the certificates representing shares of Parent Common Stock to be issued in the Merger shall reflect such adjustments.

         SECTION 2.3 EXCHANGE OF CERTIFICATES.

                  (a) At the Closing, the Stockholder, together with any other stockholder of the Company (collectively, the "Company Stockholders") shall surrender to the Parent all Company Stock Certificates in proper form for cancellation, and upon such surrender shall be entitled to receive in exchange therefor his or her respective Merger Consideration, including a certificate (or certificates) representing such whole number of shares of Parent Common Stock as such holder is entitled to receive pursuant to Article II in such denominations and registered in such names as such holder may request. The shares represented by the Company Stock Certificate so surrendered shall forthwith be cancelled. Without limiting the generality of the foregoing (and notwithstanding any other provisions of this Agreement), no interest shall be paid or accrued in respect of any of the Merger Consideration payable to holders of Company Common Stock in accordance with this Article II. Until surrendered in accordance with this
Section 2.3, each Company Stock Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

                  (b) If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate, the applicable Merger Consideration to which such person is entitled pursuant to the provisions of this Article II.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time in respect of shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder shall surrender such Company Stock Certificate as provided in this Section 2.3. Subject to applicable law, following surrender of any

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such  Company  Stock  Certificate,  there  shall  be paid to the  holder  of the certificates representing whole shares of Parent Common Stock issued in exchange therefore, in each case without any interest thereon, (i) at the time of such surrender, the amount of dividends or other distributions, if any, having a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of all required withholding Taxes in respect thereof, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions having a record date after the Effective Time but prior to the date of such surrender and having a payment date subsequent to the date of such surrender and payable with respect to such whole shares of Parent Common Stock, less the amount of all required withholding Taxes in respect thereof.

                  (d) All shares of Parent Common Stock issued upon surrender of Company Stock Certificates in accordance with this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby and, as of the Effective Time, the stock transfer books and records of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books and records of the Company of shares of Company Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are properly presented to the Surviving Corporation for any reason (but otherwise in accordance with this Article II), they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2.3.

         SECTION 2.4 CERTAIN ADJUSTMENTS. If, after the date hereof and prior to the Effective Time and to the extent permitted by this Agreement, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number, class or series of shares by reason of any reclassification, recapitalization or combination, forward stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, an "ADJUSTMENT EVENT"), the Merger Consideration shall be adjusted correspondingly to provide to the holders of Company Common Stock the right to receive shares of Parent Common Stock having the same economic value as contemplated by this Agreement immediately prior to such Adjustment Event and Parent's payment obligations likewise shall be correspondingly adjusted such that it shall be required to pay and deliver not more than the aggregate Merger Consideration contemplated by this Agreement. Notwithstanding the foregoing provision, the aggregate amount of the Cash Consideration and the original principal amount of the Promissory Note shall not change under any circumstances.

         SECTION 2.5 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his appraisal rights under Section 262 of the DGCL (the "DISSENTING Shares") shall not be converted into the right to receive the Merger Consideration; PROVIDED, HOWEVER, if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL, each share of such holder's Company Common Stock thereupon shall be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration in accordance with Article II. The Company shall give Parent prompt written notice of (i) all demands for appraisal or payment for shares of Company Common Stock received by the Company prior to the Effective Time in accordance with the DGCL, and (ii) any settlement or offer to settle any such demands.

         SECTION 2.6 TAX-FREE REORGANIZATION. The Merger is intended to qualify as a reorganization described in Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties hereto agree not to take any action which could result in the Merger failing to so qualify. The parties hereto further agree to report the Merger for all purposes as a reorganization under Section 368 of the Code, and that this Agreement is intended to be a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement which hereby is incorporated by reference in and constitutes an integral part of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company and the Stockholder hereby represent and warrant to Parent as follows:

         SECTION 3.1 ORGANIZATION, STANDING AND CORPORATE POWER.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power and authority to carry on its business as presently being conducted. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

                  (b) The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of the certificate of incorporation (the "COMPANY CERTIFICATE OF INCORPORATION") and by-laws of the Company, each as in effect at the date of this Agreement.

         SECTION 3.2 SUBSIDIARIES. The Company does not have any subsidiaries.

         SECTION 3.3 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of One Thousand (1,000) shares of Company Common Stock, $.01 par value. As of the date hereof:

                  (a) (i) One Thousand (1,000) shares of Company Common Stock are issued and outstanding; and (ii) no shares of Company Common Stock are held by the Company in its treasury.

                  (b) Except as set forth on Section 3.3(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, the Company Certificate of Incorporation or any agreement to which the Company is a party or by which the Company may be bound. Except as set forth in this Section, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) except pursuant to this Agreement, no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock of the Company.

         SECTION 3.4 AUTHORITY; NONCONTRAVENTION.

                  (a) The Company and the Stockholder have the power and authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered by them in connection herewith and to consummate the transactions contemplated hereby and thereby. All acts and proceedings required to be taken by or on the part of the Company and/or the Stockholder and to authorize the Company to execute, deliver and perform this Agreement and the other agreements to be executed and delivered by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby have been duly and validly taken or will be taken on or prior to the Closing. This Agreement constitutes a valid and binding agreement, and the other agreements to be executed and delivered by the Company in connection herewith when so executed and delivered will constitute valid and binding agreements, of the Company.

                  (b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under (i) any provision of the Company Certificate of Incorporation, (ii) any material loan or credit agreement, note, mortgage, indenture, lease or other material agreement to which the Company or the Stockholder is a party or (iii) any material instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

                  (c) Except for any registrations, notices or filings which may be required under the federal or state securities laws and registrations, notices or filings with the office of the Secretary of State of Delaware and the office of the Secretary of State of California in connection with the Merger, the execution, delivery and performance by the Company of this Agreement and the consummation of the purchase and sale of the Merger require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any governmental body, court, agency, commission, official or authority (each, a "GOVERNMENTAL ENTITY", collectively "GOVERNMENTAL ENTITIES."

                  (d) The execution and delivery of this Agreement and the consummation of the Merger will not result in the creation of any pledges, claims, liens, charges, encumbrances, adverse claims, mortgages and security interests of any kind or nature whatsoever (collectively, "LIENS") upon any asset of the Company.

                  (e) Except as set forth in Section 3.4(e) of the Company Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the Governmental Entities referred to in (c) above) under any Company Material Contract is required or necessary for, or made necessary by reason of, the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger.

         SECTION 3.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) The Company has furnished to the Parent true, correct and complete copies of: (i) balance sheets of the Company's predecessor limited liability company, Star Solutions, LLC, as of December 31, 2001, December 31,
2002 and December 31, 2003 compiled by Star Solutions, LLC; (ii) income statements of Star Solutions, LLC for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 compiled by the Company; (iii) a balance sheet, income statement, statement of cash flow and statement of members' equity of Star Solutions, LLC for the fiscal year ended December 31, 2004 prepared in accordance with generally accepted accounting principles ("GAAP") and audited by the Company's independent accountants (except as set forth in Section 3.5(a) of the Company Disclosure Schedule); and (iv) an income statement and statement of cash flows for the Company for the period from January 1, 2005 through and including February 17, 2005, a balance sheet, schedule of open orders and a statement of stockholders' equity of the Company as of February 17, 2005 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared by the Company on the basis of the books and records maintained by the Company in the ordinary course of business in a manner consistently used and applied throughout the periods involved and the accounting practices and procedures have been applied consistently for interim periods after the periods of the Company Financial Statements. The Company Financial Statements fairly present in all material respects the financial condition of the Company and the Company's predecessor limited liability company as at the respective dates thereof.

                  (b) Except for liabilities (i) set forth in Section 3.5(b) of the Company Disclosure Schedule, (ii) reflected in the Company Financial Statements or described in any notes thereto (or for which neither accrual nor footnote disclosure is required pursuant to GAAP), or (iii) incurred in the ordinary course of business, consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, the Company has no material liabilities of any nature. The Company is not in default in respect of any terms or conditions of any indebtedness.

                  (c) Other than changes in the usual and ordinary conduct of business since December 31, 2004, there have been no material adverse changes in the financial condition of the Company. Specifically, but, not by way of limitation, since its balance sheet of December 31, 2004, the Company has not:

                           (i) Issued or sold any stock,  bond, or other Company
                  securities;

                           (ii) Except for current  liabilities  and obligations
                  incurred in the ordinary course of business, incurred any material obligation or liability, absolute or contingent;

                           (iii) Except for current liabilities shown on the balance sheet and current liabilities incurred since that date in the ordinary course of business, discharged or satisfied any material lien or encumbrance, or paid any material liability, absolute or contingent;

                           (iv) Mortgaged, pledged or subjected to lien or any other encumbrance, any of its material assets, tangible or intangible, other than pursuant to any Company Permitted Liens;

                           (v) Except in the ordinary  course of business,  sold
                  or transferred any of its material tangible assets or canceled any material debts or claims;

                           (vi) Sold,  assigned,  or  transferred  any  patents,
                  formulas, trademarks, trade names, copyrights, licenses, or other material intangible assets;

                           (vii)  Suffered  any   extraordinary   losses,   been
                  subjected to any strikes or other labor disturbances, or waived any rights of any substantial value; or

                           (viii) Except for  transactions  contemplated by this
                  Agreement, entered into any material transaction other than in the ordinary course of business.

                  (d) Subject to any changes that may have occurred in the ordinary and usual course of business, the material assets of the Company at the Closing Date will be substantially those owned by it and shown on the Company Financial Statements.

                  (e) Except to the extent that an allowance for uncollectible accounts has been established on its books and is reflected in the Company Financial Statements and except as set forth in Section 3.5(e) of the Company Disclosure Schedule, all accounts receivable and notes receivable of the Company are current and, to the Company's knowledge, collectible; provided however, that Parent acknowledges and agrees that approximately $50,000 of the Company's accounts receivable have not been collectible on an annual basis, and a similar portion of the Company's outstanding accounts receivable may become uncollectible over the next twelve (12) months. Such accounts receivable of the Company have arisen in the ordinary course of business in arms-length transactions for goods actually sold and services actually performed or to be performed.

                  (f) All inventory to be transferred to Buyer pursuant to this Agreement is in saleable condition.

                  (g) Prior to the Closing Date, the Company shall assign and transfer to Alfred Curmi and/or any other person designated by Alfred Curmi all of the Company's right, title and interest in and to the assets described in
Section 3.5(g) of the Company Disclosure Schedule (collectively, the "Excluded Assets"). Parent acknowledges and agrees that none of the Excluded Assets, nor the rights, title or interests of the Company therein, shall be deemed to constitute a part of the Company or its assets, and that such assets will not be owned or retained by the Company at the Closing. Parent acknowledges and agrees that the Company may transfer or distribute the Excluded Assets at any time and from time to time prior to the Closing, and no such transfer or distribution shall be deemed to violate or breach any provision under this Agreement or any other Transaction Document.

                  (h) For purposes of this Section 3.5, material in regards to any obligation, debt, asset or the like shall mean having a value in excess of Twenty-Five Thousand Dollars ($25,000.00).

         SECTION 3.6 MATERIAL CONTRACTS.

                  (a) Each Company Material Contract is valid and binding on and enforceable against the Company and each other party thereto and is in full force and effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, the Company is not in breach or default under any Company Material Contract. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, the Company does not know of, and has not received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by any other party thereto. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Material Contracts.

                  (b) As used in this Agreement, "Company Material Contracts" shall mean any contract, license agreement, commitment, lease, or restriction of any kind to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject which involve payments to or from the Company of at least $75,000.

         SECTION 3.7 PERMITS; COMPLIANCE WITH APPLICABLE LAWS.

                  (a) Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, to the Company's knowledge, the Company owns and/or possesses all material permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of the Company (the "Permits") as presently conducted. To the Company's knowledge, the Company is in compliance in all material respects with the terms of its Permits. All of its Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the Company's knowledge, threatened nor, to the Company's knowledge, do grounds exist for any such action.

                  (b) To the Company's knowledge, the Company is in compliance in all material respects with all applicable statutes, laws, regulations, ordinances, rules, writs, judgments, orders, decrees and arbitration awards of each Governmental Entity applicable to the Company.

                  (c) Except for filings with respect to Taxes, which are the subject of Section 3.9 and not covered by this Section 3.7(c), to the Company's knowledge, the Company has timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with each Governmental Entity, and have timely paid all fees and assessments, if any, due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Company.

         SECTION 3.8 ABSENCE OF LITIGATION. Section 3.8 of the Company Disclosure Schedule contains a true and current summary description of each pending and, to the Company's knowledge, threatened litigation, action, suit, case, proceeding, investigation or arbitration against the Company. Except as set forth in Section 3.8 of the Company Disclosure Schedule, no action, inquiry, demand, charge or investigation by any Governmental Entity and no litigation, action, suit, case, proceeding, investigation or arbitration by any person or Governmental Entity, in each case with respect to the Company or any of its properties or Permits, is pending or, to the knowledge of the Company, threatened.

         SECTION 3.9 TAX MATTERS.

                  (a) The Company and Star Solutions, LLC have (i) filed with the appropriate Governmental Entities all United States federal and state income and other material Tax Returns required to be filed by them on or before the date of this Agreement (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (ii) except as set forth in the Company Disclosure Schedule, paid in full all United States federal income and other material Taxes required to have been paid by them; and (iii) made adequate provision for all accrued Taxes not yet due. To the Company's knowledge, the accruals and provisions for Taxes reflected in the Company Financial Statements for the year ended December 31, 2004, are adequate in accordance with GAAP for all Taxes accrued or accruable through the date of such statements.

                  (b) As of the date of this Agreement, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company, and except as set forth in the Company Disclosure Schedule, the Company has not received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes.

                  (c) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted, or assessed in writing by any Governmental Entity against, or , with respect to, the Company. There is no action, suit or audit now in progress, pending or, to the knowledge of the Company , threatened against or with respect to the Company with respect to any material Tax.

                  (d) The Company has not been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

                  (e) No claim has been made in writing by any Governmental Entities in a jurisdiction where the Company does not file Tax Returns that the Company is, or may be, subject to taxation by that jurisdiction.

                  (f) The Company has made available to Parent correct and complete copies of (i) all of its material Tax Returns filed within the past three (3) years, (ii) except as set forth in

Section 3.9(f) of the Company Disclosure Schedule, all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three (3) years relating to the Federal, state, local or foreign Taxes due from or with respect to the Company, and (iii) any closing letters or agreements entered into by the Company with any Governmental Entities within the past three (3) years with respect to Taxes.

                  (g) The Company has not received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of the Company, no such deficiency or assessment is proposed.

                  (h) For purposes of this Agreement:

                           (i) "Tax" or "Taxes"  shall mean all federal,  state,
                  county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

                           (ii) "Tax Return" shall mean any return,  information
                  report or filing with respect to Taxes, including any schedules attached thereto and including any amendments thereof.

         SECTION 3.10 EMPLOYEE BENEFIT PLANS.

                  (a) Section 3.10 of the Company Disclosure Schedule contains a true and complete list of all pension, stock option, stock purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which (i) covers, is maintained for the benefit of, or relates to any or all current or former employees of the Company and any other entity ("ERISA AFFILIATE") related to the Company under
Section 414(b), (c), (m) and (o) of the Code and (ii) is not a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Code (the "EMPLOYEE PLANS"). Section 3.10(a) of the Company Disclosure
Schedule identifies and includes but is not limited to, each of the Employee Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company, nor any ERISA Affiliate of the Company has any commitment or formal plan, whether or not legally binding, to create any additional employee benefit plan or modify or change any existing Employee Plan other than as may be required by the express terms of such Employee Plan or applicable law.

                  (b) With respect to each Employee Plan that has been qualified or is intended to be qualified under the Code or that is an "Employee Benefit Plan" within the meaning of Section 3.3 of ERISA, such Employee Plan has been duly approved and adopted by all necessary and appropriate action of the Board of Directors of the Company (or a duly constituted committee thereof).

                  (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, with respect to the Employee Plans, all required contributions for all periods ending before the Closing Date have been or will be paid in full by the Closing Date. Subject only to normal retrospective adjustments in the ordinary course, all required insurance premiums have been or will be paid in full with regard to such Employee Plans for policy years or other applicable policy periods ending on or before the Closing Date by the Closing Date. As of the date hereof, none of the Employee Plans has unfunded benefit liabilities, as defined in Section 4001(a)(16) of ERISA.

                  (d) The Company has no  "multi-employer  plans," as defined in
Section 3(37) or Section 4001(a)(3) of ERISA or Section 414 ("MULTI-EMPLOYER PLANS"), and never has had any such plans.

                  (e) With respect to each Employee Plan, (i) to the Company's knowledge, no prohibited transactions as defined in Section 406 of ERISA or
Section 4975 of the Code have occurred or are expected to occur as a result of the Merger or the transactions contemplated by this Agreement, (ii) no action, suit, grievance, arbitration or other type of litigation, or claim with respect to the assets of any Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending or, to the knowledge of the Company , threatened against the Company, any ERISA Affiliate or any fiduciary, as such term is defined in Section 3(21) of ERISA ("Fiduciary"), including, but not limited to, any action, suit, grievance, arbitration or other type of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under any Employee Plan. To the knowledge of the Company , neither the Company, nor its directors, officers, employees nor any Fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plan. None of the Employee Plans is subject to any pending investigations or to the knowledge of the Company threatened investigations from any Governmental Agencies who enforce applicable laws under ERISA and the Code.

                  (f) To the Company's knowledge, each of the Employee Plans is, and has been, operated in accordance with its terms and each of the Employee Plans, and administration thereof, is, and has been, in all material respects in compliance with the requirements of any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code. To the Company's knowledge, all required reports and descriptions of the Employee Plans (including but not limited to Form 5500 Annual Reports, Form 1024 Application for Recognition of Exemption Under Section 501(a), Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed as required by ERISA and the Code. To the Company's knowledge, any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Employee Plans, including but not limited to any notices required by Section 4980B of the Code, have been appropriately given.

                  (g)  Except as set forth in  Section  3.10(g)  of the  Company
Disclosure Schedule, the Internal Revenue Service (the "IRS") has issued a favorable determination letter or opinion letter with respect to each Employee Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked and, to the knowledge of the Company, no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Except as set forth in Section 3.10(g) of the Company Disclosure Schedule, each Employee Plan intended to satisfy the requirements of Section 125, 501(c)(9) or 501(c)(17) of the Code has , to the Company's knowledge, satisfied such requirements in all material respects

                  (h) With respect to each Employee Plan to which the Company or any ERISA Affiliate made, or was required to make, contributions on behalf of any employee during the five-year period ending on the last day of the most recent plan year end prior to the Closing Date, (i) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and (ii) to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability and (iii) the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. No Employee Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year.

                  (i) Except as set forth in Section 3.10(i) of the Company Disclosure Schedule, no Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Section 4980B of the Code, Section 601 of ERISA or other applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the employee (or his beneficiary) or (iv) Employee Plans that can be amended or terminated by the Company without consent. The Company does not have any current or projected liability with respect to post-employment or post-retirement welfare benefits for retired, former, or current employees of the Company.

                  (j) To the Company's knowledge, no material amounts payable under the Employee Plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) of the Code.

                  (k) To the extent that the Company is deemed to be a fiduciary with respect to any Plan that is subject to ERISA, the Company (i) during the past five years has complied in all material respects with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such employee benefit plan and (ii) has not knowingly caused any of the trusts for which it serves as an investment manager, as defined in Section 3(38) of ERISA, to enter into any transaction that would constitute a "prohibited transaction" under

Section 406 of ERISA or Section 4975 of the Code, with respect to any such trusts, except for transactions that are the subject of a statutory or administrative exemption.

                  (l) To the Company's knowledge, no person will be entitled to a "gross up" or other similar payment in respect of excise taxes under Section 4999 of the Code with respect to the transactions contemplated by this Agreement.

                  (m) None of the Employee Plans have been completely or partially terminated and , to the Company's knowledge, none has been the subject of a "reportable event" as that term is defined in Section 4043 of ERISA. No amendment has been adopted which would require the Company or any ERISA
Affiliate to provide security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

         SECTION 3.11 LABOR MATTERS.

                  (a) With respect to employees of the Company: (i) to the knowledge of the Company, no senior executive or key employee has any plans to terminate employment with the Company; (ii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any other comparable Governmental Entity; (iii) there is no demand for recognition made by any labor organization or petition for election filed with the National Labor Relations Board or any other comparable Governmental Entity; (iv) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the knowledge of the Company, no claims therefor have been threatened other than grievances or arbitrations incurred in the ordinary course of business; (v) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not give rise to termination of any existing collective bargaining agreement or permit any labor organization to commence or initiate any negotiations in respect of wages, hours, benefits, severance or working conditions under any such existing collective bargaining agreements; and (vi) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the knowledge of the Company, proposed or threatened against the Company relating to employment, employment practices, terms and conditions of employment or wages, benefits, severance and hours.

                  (b) Section 3.11(b) of the Company Disclosure Schedule lists the name, title, date of employment and current annual salary of each current salaried employee whose annual salary exceeds $100,000. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of the Company, from the Company under any Employee Plan or other agreement, (ii) materially increase any benefits otherwise payable under any Employee Plan or other agreement, or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

                  (c) Section 3.11(c) of the Company Disclosure Schedule sets forth all contracts, agreements, plans or arrangements covering any employee of the Company or its subsidiaries containing "change of control," "stay-put," transition, retention, severance or similar provisions, and sets forth the names and titles of all such employees, the amounts payable under such provisions, whether such provisions would become payable as a result of the Merger and the transactions contemplated by this Agreement, and when such amounts would be payable to such employees, all of which are in writing, have heretofore been duly approved by the Company, and true and complete copies of all of which have heretofore been delivered to Parent. There is no contract, agreement, plan or arrangement (oral or written) covering any employee of the Company that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

         SECTION 3.12 ENVIRONMENTAL MATTERS. Except for such matters which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company or are listed in Section 3.12 of the Company Disclosure Schedule:

                  (a) COMPLIANCE. (i) To the Company's knowledge, the Company is in compliance in all material respects with all applicable Environmental Laws;
(ii) the Company has not received any written communication from any person or governmental entity that alleges that the Company is not in compliance with applicable Environmental Laws; and (iii) to the Company's knowledge, there have not been any Releases of Hazardous Substances by the Company, at any property currently or formerly owned or operated by the Company that occurred during the period of the Company's ownership or operation of such property.

                  (b) ENVIRONMENTAL PERMITS. To the Company's knowledge, the Company has all Environmental Permits necessary for the conduct and operation of its business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and, to the Company's knowledge, the Company is in compliance with all terms and conditions of all such Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permits.

                  (c) ENVIRONMENTAL CLAIMS. There is no environmental litigation, action, suit, case, proceeding pending or, to the Company's knowledge, threatened, against the Company, or against any real or personal property or operation that the Company owns, leases or manages.

                  (d) As used in this Agreement:

                           (i) "Environmental Laws" shall mean any and all binding and applicable local, municipal, state, federal or international law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, guidance, order, direction, consent, authorization, permit or similar requirement, approval or standard concerning (A) occupational, consumer and/or public health and safety, and/or (B) environmental matters (including clean-up standards), with respect to buildings, equipment, soil, sub-surface strata, air, surface water, or ground water, whether set forth in applicable law, whether to facilities such as those of the Company Properties in the jurisdictions in which the Company Properties are located or to facilities such as those used for the transportation, storage or disposal of Hazardous Substances generated by the Company or otherwise.

                           (ii)  "Environmental   Permits"  shall  mean  Permits
                  required by Environmental Laws.

                           (iii) "Hazardous  Substances"  shall mean any and all
                  dangerous substances, hazardous substances, toxic substances, radioactive substances, hazardous wastes, special wastes, controlled wastes, oils, petroleum and petroleum products, computer component parts, hazardous chemicals and any other materials which are regulated by the Environmental Laws or otherwise found or determined to be potentially harmful to human health or the environment.

                           (iv) "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Substances (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment.

         SECTION 3.13 INTELLECTUAL PROPERTY.

                  (a) Section 3.13(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned or purported to be owned by the Company, a complete and accurate list of any U.S. and foreign (i) patents and patent applications, (ii) trademarks and service marks which are registered or the subject of an application for registration and material unregistered trademarks or service marks , (iii) copyrights which are registered or the subject of an application for registration, and (iv) Internet domain names. The Company owns or has the valid right to use all patents and patent applications, patent rights, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined below), technology, inventions, discoveries, trade secrets and other Confidential Information, know-how, proprietary processes, designs, processes, techniques, formulae, algorithms, models and methodologies, licenses, and all other proprietary rights (collectively, the "Intellectual Property") that it owns or is licensed to Company in a manner sufficient for the conduct of the business of the Company as it currently is conducted. "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting and content contained on any owned or operated Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (b) All of the Intellectual Property owned or purported to be owned by the Company is free and clear of all Liens, other than any Company Permitted Liens.

                  (c) Any of the patents, patent applications, trademarks, service marks and copyrights owned by the Company which have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world, including, but not limited to any items listed in Section 3.13(a) of the Company Disclosure Schedule are subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid and are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are, to the Company's knowledge, valid. There is no pending or, to the Company's knowledge, threatened opposition, interference, invalidation or cancellation proceeding before any court or registration authority in any jurisdiction against any of the items listed in Section 3.13(a) of the Company Disclosure Schedule or, to the Company's knowledge, against any other Intellectual Property used by the Company.

                  (d) Subject to the disclaimer set forth in Section 3.13(f), the conduct of the Company's business as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate (i) any Intellectual Property owned or controlled by any third party ("Third Party Rights"), other than the rights of any third party under any patent, or (ii) to the Company's knowledge, the rights of any third party under any patent. There are no pending, or, to the knowledge of the Company, threatened claims against the Company alleging that the operation of the business as currently conducted, infringes on or conflicts with any Third Party Rights.

                  (e) To the Company's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned or purported to be owned by or licensed to or by the Company and no such claims have been made against a third party by the Company.

                  (f) Notwithstanding anything contained herein to the contrary, except with respect to the Great Plains Software licenses, the Company makes no representation or warranty regarding the status of any Software licenses.

                  (g) Subject to the disclaimer set forth in Section 3.13(f), the Section 3.13(g) of Company Disclosure Schedule sets forth a complete list of all agreements under which the Company is granted rights to acquire or use the Intellectual Property of a third party (other than shrink-wrap general purpose software) (the "Company IP Agreements"). Except as set forth in Section 3.13(g) of Company Disclosure Schedule, the Company is not under any obligation to pay royalties or other payments in connection with any Company IP Agreement, nor restricted from assigning its rights respecting Intellectual Property nor will the Company otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Company IP Agreement. Each Company IP Agreement is in full force and effect and has not been amended. Neither the Company nor, to the knowledge of the Company, any other party thereto, is in default or breach under any such Company IP Agreement. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of the Company IP Agreements and, to the knowledge of the Company, there is no breach or anticipated breach by any other party to any Company IP Agreement.

                  (h) To the Company's knowledge, the Products do not intentionally contain any "viruses", "time-bombs", "key-locks", or any other devices intentionally created that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to the Company or any licensee or recipient.

                  (i) To the Company's knowledge, the Company has not embedded any open source, copyleft or community source code in any of its Products which are generally available or in development, including but not limited to any libraries or code licensed under the GNU General Public License, GNU Lesser General Public License or similar license arrangement.

         SECTION 3.14 INSURANCE MATTERS. The Company has all material primary insurance providing insurance coverage that is customary in amount and scope for companies in the industry in which the Company operates. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written notice or, to the Company's knowledge, oral notice of cancellation or termination has been received and is outstanding.

         SECTION  3.15  TRANSACTIONS  WITH  AFFILIATES.  Except  as set forth on
Section 3.15 of the Company Disclosure Schedule, there are no outstanding amounts payable to or receivable from, loans, leases or other existing agreements between the Company on the one hand, and any member, officer, manager, employee or affiliate of the Company or any family member or affiliate of such member, officer, manager, employee or affiliate, on the other hand.

         SECTION 3.16 VOTING REQUIREMENTS. The affirmative vote (in person or by duly authorized and valid proxy at a Company stockholders' meeting or by written consent) of the holders of all of the outstanding Company Common Stock in favor of the adoption of this Agreement is the only vote of the holders of any class or series of the Company's capital stock required by applicable law and the Company's organizational instruments to duly effect such adoption.

         SECTION 3.17 BROKERS. No broker, investment banker, financial advisor, finder, consultant or other person is entitled to any broker's, finder's, financial advisor's or other similar fee, compensation or commission, however and whenever payable, in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.18 REAL PROPERTY.

                  (a) The Company does not own any real property. The Company has valid leaseholds in all real estate leased by it, other than Company Permitted Liens. Section 3.18(a) of the Company Disclosure Schedule sets forth a complete list of all real property leased, subleased, or otherwise occupied or used by the Company as lessee. With respect to each parcel of real property leased, subleased, or otherwise occupied or used by the Company as lessee: (i) the Company has a valid leasehold interest or other right of use and occupancy, free and clear (other than Company Permitted Liens) of any Liens on such leasehold interest or other rights of use and occupancy, except as do not materially affect the occupancy or uses of such property. Each of the Company's agreements with respect to real property leased, subleased, or otherwise occupied or used by the Company as lessee is in full force and effect and has not been amended. The Company is not, and to the knowledge of the Company, no other party thereto, is in material default or material breach under any such agreement. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default by the Company under any of such agreement and, to the knowledge of the , there is no breach by any other party to such agreements.

                  (b) As used in this Agreement, Company Permitted Liens shall mean: (i) any Lien reflected in Section 3.18(b)(i) of the Company Disclosure Schedule, (ii) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate provisions on the books and records of the Company for the year ended December 31, 2004 in accordance with GAAP, (iii) with respect to real property, any Lien, encumbrance or other title defect (x) which is not in a liquidated amount (whether material or immaterial) and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used); or (y) which is on any real property leased by the Company, as lessee, but which was not created by the Company, (iv) the rights of parties to and/or any beneficiaries under any contract, license agreement, commitment, lease or Permit, (v) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, bonds and other obligations of a like nature and (vi) inchoate materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's and statutory liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings.

         SECTION 3.19 TANGIBLE PERSONAL PROPERTY. Except as would not materially impair the Company and its operations, the machinery, equipment, furniture, fixtures and other tangible personal property (the "Tangible Personal Property") owned, leased or used by the Company is in the aggregate sufficient and adequate to carry on business in all material respects as presently conducted and is, in the aggregate and in all material respects, in reasonably good operating condition and repair, normal wear and tear excepted. The Company is in possession of and has good title to, or valid leasehold interests in or valid rights under contract to use, the Tangible Personal Property material to the Company, taken as a whole, free and clear of all Liens, other than the Company Permitted Liens.

         SECTION 3.20 INVESTMENT COMPANY. The Company is not an investment company required to be registered as an investment company pursuant to the Investment Company Act of 1940.

         SECTION 3.21 BOARD APPROVAL. Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of the Company, after full and deliberate consideration, unanimously (other than for directors who abstain) has (i) duly approved this Agreement and resolved that the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company's shareholders, (ii) resolved to unanimously recommend that the Company's shareholders approve the Merger and the transactions contemplated hereby and (iii) directed that the Merger be submitted for consideration by the holders of Company Common Stock .

         SECTION 3.22 BOOKS AND RECORDS. Except as set forth in Section 3.22 of the Company Disclosure Schedule, the Company maintains and has maintained in all material respects accurate books and records reflecting its assets and liabilities and accounts, notes and other receivables and inventory are recorded accurately in all material respects, and reasonably adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         SECTION 3.23 STATUS OF COMPANY CAPITAL STOCK BEING TRANSFERRED. Curmi and Kathryn Frank own all of the issued and outstanding capital stock of the Company, and have full power to convey good and marketable title to their capital stock, free of any liens, charges, or encumbrances of any nature.

         SECTION 3.24 INVESTMENT IN PARENT COMMON STOCK.

                  (a) Curmi, the only Stockholder receiving Parent Common Stock hereunder, is an "accredited investor" as defined in Rule 501(a)(3) under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Curmi is acquiring the shares of Parent Common Stock to be issued hereunder for investment for his own account, and not for the account of another person, and not with a view to, or for sale in connection with, any distribution, assignment, or resale of any part thereof in violation of the Securities Act, nor with any present intention of any such distribution, assignment, or resale. Alfred Curmi understands that the shares of Parent Common Stock to be issued to him hereunder have not been registered in the United States under the Securities Act or applicable state securities laws and may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or pursuant to any exemption from such registration requirements, and that certificates representing the shares of Parent Common Stock shall bear legends to this effect. Alfred Curmi understands that Parent's issuance of the shares of Parent Common Stock contemplated by this Agreement is intended to be exempt from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Curmi's representations as expressed herein. Curmi is neither a party to nor bound by any agreement regarding the ownership or disposition of the shares of Parent Common Stock other than this Agreement and the Registration Rights Agreement.

                  (c) Curmi has made independent investigation of Parent and related matters as (i) he deems to be necessary or advisable in connection with his investment in and acceptance of the shares of Parent Common Stock to be issued to him hereunder and (ii) he believes to be necessary in order to reach an informed decision as to the advisability of making an investment in and accepting the shares of Parent Common Stock to be issued to him hereunder. Without limiting the foregoing, Curmi has reviewed the Parent SEC Documents (as hereinafter defined) and the Parent's other publicly-available SEC filings that are available on EDGAR or that have been delivered by Parent to Alfred Curmi. In evaluating his investment in and acceptance of the shares of Parent Common Stock to be issued to him hereunder, Curmi has not relied upon any representation or other information (oral or written) of Parent other than as set forth in such Parent SEC Documents, such other SEC filings or this Agreement or the other Transaction Documents.

                  (d) Curmi has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of his investment in the Parent Common

Stock as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. Curmi is not relying on Parent for advice with respect to economic considerations involved in its acquisition and acceptance of the shares of Parent Common Stock. However, Curmi is relying on representations, statements and other information set forth in the Parent SEC Documents, Parent's other publicly-available SEC filings, this Agreement and the other Transaction Documents.

         SECTION 3.25 DISCLOSURE. None of the representations and warranties made by the Company and/or the Stockholder in this Agreement and contained in any certificate or other instrument furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth on the Disclosure Schedule delivered by Parent to the Company and the Stockholder prior to the execution of this Agreement which is hereby incorporated by reference in and constitutes an integral part of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and the Merger Sub hereby represent and warrant to the Company and the Stockholder as follows:

         SECTION 4.1 ORGANIZATION, STANDING AND CORPORATE POWER.

                  (a) Each of Parent and its subsidiaries  (including the Merger
Sub) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and requisite authority to carry on its business as presently being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

                  (b) Parent has delivered or made available to the Company and the Stockholder prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws or other organizational documents of Parent and its subsidiaries and any and all other agreements, documents and instruments setting forth or affecting the powers, designations, preferences and relative participating, optional, and other special rights of each class or and series of the shares of capital stock of Parent and the qualifications, limitations or restrictions of such shares, each as in effect at the date of this Agreement (the "Parent Organizational Documents").

         SECTION 4.2 CAPITAL STRUCTURE.

                  (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, and 5,000,000 shares of Series A Preferred Stock, par value $.001 per share, of Parent ("PARENT PREFERRED STOCK"). As of the date hereof: (i) 103,919,642 shares of Parent Common Stock were issued and outstanding; (ii) 1,433,639 shares of Parent Common Stock were held by Parent in its treasury;
(iii) no shares of Parent Common Stock were held by subsidiaries of Parent; (iv) approximately 21,563,337 shares of Parent Common Stock were reserved for issuance pursuant to stock-based plans (such plans, collectively, the "PARENT STOCK PLANS"), all of which are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "PARENT EMPLOYEE STOCK OPTIONS"); (v) 14,893,333 shares of Parent Common Stock are reserved for issuance pursuant to convertible notes, (vi) 15,101,026 shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants. As of the date hereof, (w) 2,466,971 shares of Parent Preferred Stock were issued and outstanding; (x) no shares of Parent Preferred Stock were held by Parent in its treasury; (y) no shares of Parent Preferred Stock were held by subsidiaries of Parent; and (z) 33,029 shares of Parent Preferred Stock were reserved for issuance pursuant to outstanding warrants.

                  (b) All outstanding shares of capital stock of Parent have been, and all shares thereof which may be issued pursuant to this Agreement or otherwise (including upon exercise of Parent Stock Options and outstanding warrants, the conversion of outstanding convertible notes, the conversion of the Parent Series A Preferred Stock) will be, when issued, duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, the Parent's articles of incorporation or any agreement to which Parent is a party or by which Parent may be bound. Except as set forth in this Section and except for changes since the date of this Agreement resulting from the exercise of any Parent Employee Stock Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (iii) no options or other rights to acquire from Parent, other than Employee Stock Options, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock of Parent.

                  (c) Parent has a sufficient number of duly authorized but unissued shares of Parent Common Stock to issue the maximum number of such Parent Shares contemplated by Article II of this Agreement as part of the Merger Consideration. As soon as practicable after the Closing, Parent shall take all necessary actions, including but not limited to, amending Parent's articles of incorporation, to ensure that Parent will have sufficient shares of duly authorized but unissued Parent Common Stock reserved to issue upon conversion of the Promissory Note or any part thereof. The shares of Parent Common Stock to be issued and delivered hereunder and upon any conversion of the Promissory Note will be duly authorized, duly and validly issued, fully paid and non-assessable, free and clear of any and all preemptive rights, rights of first refusal or other encumbrances of any nature.

                  (d) The authorized capital stock of the Merger Sub consists of 200 shares of Common Stock, $.001 par value ("Merger Sub Common Stock"), of which 200 shares of Merger Sub Common Stock are issued and outstanding and held (and as of the Closing will continue to be held) by Parent of record and beneficially. The Merger Sub is a newly formed subsidiary of Parent with no obligations except as contemplated by this Agreement.

                  (e) The Board of Directors of Parent has approved this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and the provisions of any "control share acquisition," "interested shareholders," "fair price," "affiliated transaction" or other anti-takeover statute or regulation and any anti-takeover or other restrictive provisions of Parent's articles of incorporation (i) are not applicable to the Merger, the issuance of the Parent Shares, the issuance of the Promissory Note and the other transactions contemplated by this Agreement or other Transaction Documents, and (ii) will not limit the Stockholder's rights to purchase additional shares of Parent Common Stock granted to the Stockholder under the Transaction Documents or to exercise any rights (including voting rights) with respect to any shares of Parent Company Stock acquired hereunder or thereunder.

         SECTION 4.3 AUTHORITY; NONCONTRAVENTION.

                  (a) Each of Parent and the Merger Sub has the corporate power and authority to execute, deliver and perform this Agreement, the Promissory Note, and the other agreements to be executed and delivered by them in connection herewith, to consummate the transactions contemplated hereby and thereby, and to convey good and marketable title to the shares of Parent Common Stock to be issued and delivered hereunder and upon any conversion of the Promissory Note, free of any and all preemptive rights, rights of first refusal or other encumbrances of any nature. All corporate acts and proceedings required to be taken by or on the part of each of Parent and the Merger Sub to authorize Parent and Merger Sub to execute, deliver and perform this Agreement, the Promissory Note and the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith, to issue and deliver to the Company Stockholders the shares of Parent Common Stock to be issued under this Agreement and under the Promissory Note and to consummate the transactions contemplated hereby and thereby have been duly and validly taken. This Agreement constitutes a valid and binding agreement, and the Promissory Note and the other agreements to be executed and delivered by Parent in connection herewith when so executed and delivered will constitute valid and binding agreements, of each of Parent and the Merger Sub, enforceable in accordance with their respective terms.

                  (b) The execution and delivery of this Agreement, the Promissory Note and the other agreements to be executed and delivered by Parent and/or the Merger Sub, as applicable, in connection herewith does not, and the issuance and delivery to the Company Stockholders of the shares of Parent Common Stock to be issued under this Agreement and the Promissory Note and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under (i) any provision of any Parent Organizational Documents or the organization documents of the Merger Sub, (ii) any material loan or credit agreement, note, mortgage, indenture, lease or other material agreement to which Parent or Merger Sub is a party or (iii) any material instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets.

                  (c) Except for the filing by Purchase of a Notice of Sale of Securities on Form D and other notices or filings by Parent which may be required under state securities laws, the execution, delivery and performance by Parent and Merger Sub, as applicable, of this Agreement, the Promissory Note and the other agreements to be executed and delivered by

Parent and/or Merger Sub in connection herewith does not, and the issuance and delivery to the Stockholder of the shares of Parent Common Stock to be issued under this Agreement and the Promissory Note and the consummation of the transactions contemplated hereby and thereby will not, require any consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Entity.

                  (d) The execution, delivery and performance by Parent and Merger Sub, as applicable, of this Agreement, the Promissory Note and the other agreements to be executed and delivered by Parent and/or Merger Sub, as applicable, in connection herewith does not, and the issuance and delivery to the Stockholder of the shares of Parent Common Stock to be issued under this Agreement and the Promissory Note and the consummation of the transactions contemplated hereby and thereby will not, result in the creation of any Liens upon any asset of Parent or Merger Sub.

                  (e) Except as set forth in Section 4.3(e) of the Company Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the Governmental Entities referred to in (c) above) under any Parent Material Contract is required or necessary for, or made necessary by reason of, the execution, delivery and performance by Parent of this Agreement the Promissory Note and the other agreements to be executed and delivered by Parent in connection herewith, nor the issuance and delivery to the Stockholder of the shares of Parent Common Stock to be issued under this Agreement and the Promissory Note, nor the consummation of the transactions contemplated hereby and thereby.

         SECTION 4.4 PARENT DOCUMENTS.

                  (a) As of their respective filing dates, (i) all reports filed by Parent with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (the "PARENT SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and
(ii) no Parent SEC Documents, as of their respective dates contained any untrue statement of a material fact or omitted, and no Parent SEC Document filed subsequent to the date hereof will omit as of their respective dates, to state a material fact required to be stated therein or necessary to make the statements therein (in the case of registration statements of the Parent under the Securities Act, in light of the circumstances under which they were made) not misleading. Parent has made available to the Company and the Stockholder true and correct copies of its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, and a true and correct copy of its proxy statement relating to its 2004 annual meeting of stockholders held on November 17, 2004.

                  (b) The financial statements of Parent included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of Parent and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect). Except for liabilities (i) reflected in Parent's unaudited balance sheet as of December 31, 2004 or described in any notes thereto (or for which neither accrual nor footnote disclosure is required pursuant to GAAP), (ii) incurred in the ordinary course of business since December 31, 2004 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iii) set forth on
Schedule 4.4(b) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature. Parent is not in material default in respect of any terms or conditions of any indebtedness, nor does any default exist which could have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), cash flows or results of operations of Parent or its subsidiaries, or on the ability of the Parent to perform its obligations under this Agreement or the Transaction Documents.

         SECTION 4.5 PERMITS; COMPLIANCE WITH APPLICABLE LAWS.

                  (a) To Parent's knowledge, Parent and its subsidiaries own and/or possess all material Permits which are required for the operation of the business of Parent and its subsidiaries as presently conducted. To the Parent's knowledge, Parent and its subsidiaries are in compliance in all material respects with the terms of their Permits. All of its Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the Parent's knowledge, threatened nor, to the Parent's knowledge, do grounds exist for any such action.

                  (b) To the Parent's knowledge, each of Parent and its subsidiaries is in compliance in all material respects with all applicable statutes and laws applicable to Parent or any of its subsidiaries, and with all regulations, ordinances, rules, writs, judgments, orders, decrees and arbitration awards of each Governmental Entity applicable to Parent or any of its subsidiaries.

                  (c) To Parent's knowledge, Parent and each of its subsidiaries has timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with each Governmental Entity, and have timely paid all fees and assessments, if any, due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on Parent.

         SECTION 4.6 ABSENCE OF LITIGATION. Section 4.6 of the Parent Disclosure Schedule contains a true and current summary description of each pending and, to the Parent's knowledge, threatened litigation, action, suit, case, proceeding, investigation or arbitration. Except as set forth in Section 4.6 of the Parent Disclosure Schedule, no action, inquiry, demand, charge or investigation by any Governmental Entity and no litigation, action, suit, case, proceeding, investigation or arbitration by any person or Governmental Entity, in each case with respect to Parent, or its subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of Parent, threatened. Except as set forth on Section 4.6 of the Parent Disclosure Schedule ,as of the date hereof, (i) neither Parent nor any of its subsidiaries is subject to any material order, consent decree, settlement or similar agreement with any Governmental Entity, and (ii) since the date of the last Parent SEC Document, there has been no judgment, injunction, decree, order or other determination of an arbitrator or Governmental Entity applicable to Parent or any of its subsidiaries.

         SECTION 4.7 VOTING REQUIREMENTS. No consent or approval of the holders of the outstanding shares of Parent Common Stock or any other class of Parent capital stock is required to approve the Merger and the transactions contemplated by this Agreement under applicable law or the Parent's organizational instruments.

         SECTION 4.8 BROKERS. Except for Inveraray Partners, LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor, finder, consultant or other person is entitled to any broker's, finder's, financial advisor's or other similar fee, compensation or commission, however and whenever payable, in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and/or Merger Sub. Parent hereby agrees to indemnify, hold harmless and defend the Company from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees and expenses at or before the trial level and any appellate proceedings) arising out of any claim made by Inveraray Partners, LLC for fees, compensation, commissions and expenses in connection with the transactions contemplated by this Agreement.

         SECTION 4.9 BOARD APPROVAL. Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of Parent, after full and deliberate consideration, unanimously (other than for directors who abstain) has duly adopted this Agreement and the other Transaction Documents and resolved that the Merger and the transactions contemplated hereby and thereby are fair to, advisable and in the best interests of Parent's shareholders. The Boards of Directors of Parent and Merger Sub have duly approved this Agreement and the other Transaction Documents and have determined that the Merger is advisable.

         SECTION 4.10 BOOKS AND RECORDS. Each of Parent and its subsidiaries maintains and has maintained accurate books and records reflecting its assets and liabilities and accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         SECTION 4.11 SARBANES OXLEY ACT COMPLIANCE. Parent is in material compliance with all presently effective and applicable provisions of the Sarbanes Oxley Act of 2002 (the "SARBANES OXLEY ACT") and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes Oxley Act upon the effectiveness or applicability to Parent of such provisions.

         SECTION 4.12 FINANCIAL PROJECTIONS. Any financial projections, sales forecasts or forward-looking statements (collectively, the "PROJECTIONS") regarding the Company that have been or may be provided to Purchaser or any of its representatives by the Company or the Stockholder have been or will be provided without any representation or warranty as to their accuracy. Neither Parent nor any of its subsidiaries has relied on any Projections in making their determination to enter into this Agreement or to consummate the Parent of any other transaction contemplated hereby.

         SECTION 4.13 DISCLOSURE. None of the representations and warranties made by Parent and/or Merger Sub in this Agreement or contained in any other
Transaction Document furnished or to be furnished to the Company or the Stockholder pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or such other Transaction Documents, not misleading.

         SECTION 4.14 CONTINUITY OF BUSINESS. Neither Parent nor the Merger Sub has taken any action that would create a material risk that the Merger would not qualify as a reorganization within the meaning of section 368(a)(2)(D) of the Code. Neither Parent nor the Merger Sub, as applicable, will make an election under Section 338 of the Code. Immediately after the Closing, the Surviving Corporation or a member of a "qualified group" (as defined in Treasury Regulations Section 1.368-1(d)(4)) determined with respect to the Surviving Corporation will hold all or substantially all of the assets of the Company. Prior to and as of the Closing it is the plan and intention of Parent to continue the historic business of the Company or to use a significant portion of the Company's historic business assets in a business within the meaning of the "continuity of business enterprise" regulations issued under Treasury Regulations Section 1.368-1(d).

         SECTION 4.15 FUNDS AVAILABLE. Parent has and will have at the Closing adequate resources available to pay and deliver the Cash Consideration and the other Merger Consideration.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY. Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement, until the earlier of the termination of this Agreement or the Closing Date, the Company shall conduct its business in the ordinary course and consistent with past practices. Accordingly, except as set forth in Section 5.1 of the Company Disclosure Schedule, except as required by applicable law or regulation, except as otherwise contemplated by this Agreement or except as consented to in advance by Parent, in writing (which consent shall not be unreasonably withheld or delayed), after the date hereof and until the earlier of the termination of this Agreement or the Closing Date, the Company shall not:

                  (a) amend or otherwise change its certificate of incorporation or bylaws;

                  (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any capital stock of any class, or options, warrants, convertible securities or other rights of any kind to acquire capital stock, or any other ownership interest, thereof, or (ii) any of its assets, tangible or intangible, except in the ordinary course of business, consistent with past practice;

                  (c) except in the ordinary course of business, consistent with past practices, declare, set aside, make or pay any dividend or other distribution, payable in cash, property or otherwise, with respect to its capital stock; notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, the Company may pay any and all dividends or other distribution to the Stockholder and the other Company Stockholders any amounts necessary to pay any Taxes for the fiscal year ended December 31, 2004 and any tax year deemed ended as of the Closing Date.

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or capital stock, by purchase, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other person, (ii) except in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or (iii) except in the ordinary course of business, consistent with past practice, enter into any Company Material Contract;

                  (f)  make  any  capital   expenditure  in  excess  of  $25,000
individually or enter into any contract or commitment therefore, except in the ordinary course of business, consistent with past practice;

                  (g) amend, terminate or extend any Company Material Contract, except in the ordinary course of business, consistent with past practice and except for any such termination as a result of a breach or default (or anticipatory breach or default) by the other party to any such Company Material Contract;

                  (h) delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice; or

                  (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty contained in Article III untrue or incorrect in any material respect.

         SECTION 5.2 ADVICE OF CHANGES. Each of the Stockholder, the Company, Parent and the Merger Sub, shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by them contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by any of them to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; (iii) any suspension or termination, or any material modification, change or other alteration of any agreement, arrangement, business or other relationship with any of the Company's or Parent's material customers or suppliers, as applicable; or (iv) any change or event having, or which, insofar as reasonably can be foreseen, could have a material adverse effect on the Company or Parent, as applicable, or on the accuracy and completeness of its representations and warranties or the ability of the Stockholder or the Company, or Parent or the Merger Sub, as applicable, to satisfy the conditions set forth in Article VII; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided further that a failure to comply with this Section
5.2 shall not constitute a failure to be satisfied of any condition set forth in
Article VII unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure of a condition set forth in Article VII to be satisfied.

         SECTION 5.3 NO SOLICITATION BY THE COMPANY.

                  (a) The Company will promptly notify Parent after receipt of any written offer or indication that any person is considering making an offer with respect to a Company Acquisition Proposal or any written request for nonpublic information relating to the Company or for access to the properties, books or records of the Company by any person who has indicated that such person is interested in making, or who has made, an offer with respect to a Company Acquisition Proposal, and will keep Parent fully informed of the status and details of any such offer, indication or request. "Company Acquisition Proposal" means any proposal for a Merger or other business combination involving the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

                  (b) From the date hereof until the termination hereof pursuant to Section 9.1, the Company and the officers of the Company will not and the Company will use commercially reasonable efforts to cause its directors, employees and agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any offer or indication of interest from any person or entity with respect to any Company Acquisition Proposal, (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company to, any person or entity who has indicated that it is interested in making, or who that has made, an offer with respect to a Company Acquisition Proposal, or (iii) afford access to the properties, books or records of the Company to, any person or entity who has indicated that it is interested in making, or who that has made, an offer with respect to a Company Acquisition Proposal.

         SECTION 5.4 CONDUCT OF BUSINESS BY PARENT. Each of Parent and the Merger Sub will conduct its business in substantially the same manner as before.

         SECTION 5.5 TRANSITION. To the extent permitted by applicable law, Parent and the Company shall, and shall cause their respective subsidiaries, affiliates, officers and employees to, use their commercially reasonable efforts to facilitate the integration of the Company with the businesses of Parent and its subsidiaries to be effective as of the Closing Date.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) The Company and the Stockholder shall afford to Parent and to the officers, directors, current employees, accountants, counsel, financial advisors, agents, lenders and other representatives of Parent (collectively, "Parent Representatives"), reasonable access, upon reasonable prior notice, during normal business hours during the period prior to the Closing Date, to all the Company's properties, books, contracts, commitments, personnel and records for purposes of allowing Parent to complete its due diligence of the Company to effect the transactions contemplated hereunder, and, during such period, shall furnish promptly to Parent (i) a copy of each material report, schedule and other document filed by it with any Governmental Entity, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided that, any such access and investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company.

                  (b) The parties  will hold,  and will cause  their  respective officers, directors, employees, consultants, advisors, counsel, lenders, agents and representatives to hold, in confidence (subject to the provisions of this paragraph, unless compelled to disclose by judicial or administrative process or by other requirements of law), and to not use, directly or indirectly, except in connection with their respective due diligence reviews of each other to effect the transactions contemplated hereunder, any and all documents and information concerning the other party and its subsidiaries furnished to it in connection with the transactions contemplated hereby (collectively, "Confidential Information"), except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the receiving party ,
(ii) in the public domain through no fault of the receiving party, or (iii) later lawfully acquired by the receiving party from other sources if the receiving party has no reason to believe such source is bound by or is subject to a confidentiality agreement with or obligation to the disclosing party, or that such source is prohibited from transmitting such information by virtue of a contractual, legal or fiduciary obligation to the disclosing party; provided that the receiving party may disclose such information to its officers, directors, employees, consultants, advisors and agents in connection with the Merger so long as such persons are informed of the confidential nature of such information and are directed to and agree in writing to treat such information confidentially. If either party, or any of its officers, directors, employees, consultants, advisors or agents becomes compelled by judicial or administrative process or by other requirements of law to disclose any of the Confidential Information, such party will provide the disclosing party with prompt notice of such requirement prior to disclosing the Confidential Information so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement under the specific circumstance. In the event that such protective order or other remedy is not obtained, or the disclosing party waives compliance with the provisions of this paragraph, the receiving party will furnish only that portion of the Confidential Information that it is advised by its legal counsel is required by applicable law or regulation. Each party's obligation to hold such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information, which in any event, shall not be less than reasonable care. Notwithstanding any other provision of this Agreement, if this Agreement is terminated, such confidence and restriction on use shall continue to be maintained, and upon request by the disclosing party, the receiving party shall promptly return to the disclosing party, and cause all of the receiving party's officers, directors, employees, consultants, advisors, counsel, lenders, agents to promptly return to the disclosing party, all of the Confidential Information, and no copies, reproductions or records of the Confidential Information (whether in written or other tangible form or in any other recorded, electronic or magnetic storage form), in whole or in part, shall be retained by the receiving party or its officers, directors, employees, consultants, advisors or agents.

                  (c) The parties acknowledge that a disclosing party will be irreparably harmed if any of the agreements or covenants in this Section 6.1 are not performed in accordance with their terms, and that the disclosing party would not have an adequate remedy at law for money damages if such agreements or covenants were not performed in accordance with their terms. A disclosing party shall be entitled to specific performance of such covenants and agreements, in addition to, and without waiving, any other remedy to which they may be entitled at law or in equity. In the event of any litigation, suit, action, arbitration or other proceeding relating to this Agreement, if a court of competent jurisdiction or arbitrator(s) determines that any provision of this Section 6.1 has been breached by a receiving party or by any of a receiving party's officers, directors, employees, consultants, advisors, counsel, lenders, agents, then the receiving party will reimburse the disclosing party for its costs, disbursements and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation, suits, actions, arbitration or other proceedings, including fees, costs, disbursements and expenses in regulatory and appellate proceedings. A party breaching this Section
6.1 shall reimburse and hold harmless the non-breaching party from any damage, loss or expense (including reasonable attorney's fees) incurred as a result of the use of the Confidential Information by the breaching party contrary to the terms of this Agreement.

                  (d) The parties' obligations under this Section 6.1 shall survive any termination of this Agreement and shall not expire.

         SECTION 6.2 COMMERCIALLY REASONABLE EFFORTS. Except where otherwise provided in this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger as soon as practicable after the satisfaction of the conditions set forth in Article VII hereof, PROVIDED that the foregoing shall not require the Stockholder, the Company, Merger Sub or Parent to take any action or agree to any condition that might, in the reasonable judgment of the Stockholder, the Company, Merger Sub or Parent, as the case may be, have a material adverse effect on the Stockholder, the Company, Merger Sub or Parent, respectively.

         SECTION 6.3 FEES AND EXPENSES. All costs, fees and expenses incurred in connection with the Merger, this Agreement (including all instruments and agreements prepared and delivered in connection herewith), and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses unless otherwise provided herein or therein; provided, however, notwithstanding anything herein to the contrary, Parent shall bear the expense of the audit of the Company's financial statements for the year ended December 31, 2004.

         SECTION 6.4 PUBLIC ANNOUNCEMENTS. Parent, Merger Sub, Stockholder and the Company shall consult with each other before issuing, and shall provide each other the opportunity to review, comment upon and concur with, and shall use reasonable efforts to agree on, any press release or other public statements or announcements (including pursuant to Rule 165 under the Securities Act and Rule 14a-12 under the Exchange Act) and any broadly distributed internal communications with respect to the Merger, this Agreement and the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement or announcement prior to such consultation, except as either party may determine is required by applicable law or court process (provided prior notice is given to the other party with a copy of any such disclosure). Except as required by applicable law or court process, Parent and Merger Sub shall not disclose, publish or file a copy of this Agreement, the Transaction Documents or the Company Disclosure Schedules with any Governmental Entity or other person without the Stockholder's prior written consent. If Parent is required by applicable law or court process to file a copy of the Company Disclosure Schedule with any Governmental Entity, Parent shall give the Stockholder reasonable advance notice of such obligation so as to provide Stockholder the opportunity to seek confidential treatment with respect to the Merger Consideration and other terms and statements that are set forth in the Company Disclosure Schedules. The parties agree that the initial press releases (or joint press release if the parties so determine) to be issued with respect to the Merger, this Agreement and the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 6.5 REGULATION D. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued hereunder in connection with the Merger and the shares of Parent Common Stock to be issued upon any conversion of the Promissory Note to be issued in accordance with Regulation D promulgated under the Securities Act. Each party hereto shall cooperate with the other parties hereto with respect to all filings required pursuant to Regulation D promulgated under the Securities Act and shall not knowingly take any action or fail to act to the extent such action or failure to act would jeopardize the issuance of the shares of Parent Common Stock hereunder in accordance with such Regulation D.

         SECTION 6.6 COMPANY TAX RETURNS. The Stockholder shall file the Star Solutions, LLC federal income tax return for the tax year ended December 31, 2004, and any tax year deemed ended as of the Effective Time in a timely manner and shall be responsible for all expenses incurred in such filings, including, but not limited to, any taxes due pursuant to such tax returns, which shall be payable by distributing the amount of taxes payable for such year from the Company to the Stockholder prior to Closing.

         SECTION 6.7 POST-CLOSING ACCESS. Parent agrees that all books and records delivered to Parent by the Stockholder or the Company pursuant to this Agreement shall be open for inspection by the Stockholder at any time during regular business hours upon reasonable notice for a period of five (5) years (or for such longer period as may be required by applicable law) following the Closing and that during such period, the Stockholder may make such copies thereof as it may reasonably desire. Without limiting the generality of the foregoing, Parent shall not destroy or give up possession of any original or final copy of any such books and records delivered to Parent hereunder (whether stored on electronic media or otherwise) without first offering the Stockholder the opportunity to obtain such original or final copy or a copy thereof.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver by each of Parent and the Stockholder on or prior to the Closing Date of the following conditions:

                  (a) SHAREHOLDER APPROVALS. The Company shall have obtained the consent of its shareholders to the Merger, this Agreement and the transactions contemplated hereby.

                  (b) GOVERNMENTAL AND REGULATORY APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their subsidiaries under applicable law or regulation to consummate the Merger and the transactions contemplated by this Agreement, the failure of which to be obtained or made would result in a material adverse effect on Parent's ability to conduct the business of the Company in substantially the same manner as presently conducted, shall have been obtained or made (all such approvals and the expiration of all such waiting periods, the "REQUISITE REGULATORY APPROVALS").

                  (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, restraining order and/or injunction (temporary or otherwise), decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing or materially delaying the consummation of the Merger; PROVIDED, HOWEVER, that each of the parties shall have used its commercially reasonable efforts to have such Restraint (other than any Restraint under a statute, law, ordinance, rule or regulation) lifted, vacated or rescinded.

                  (d) BALANCE SHEET AT CLOSING. The Company shall have had not less than One Million Six Hundred Thousand Dollars ($1,600,000.00) in cash on deposit as of the Closing.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company set forth herein and in the Company Disclosure Schedule shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date). Parent shall have received a certificate of the Company's President to the foregoing effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company and the Stockholder shall have performed in all material respects all obligations required to be performed by them at or prior to the Closing Date under this Agreement. Parent shall have received a certificate of the Company's President to the foregoing effect.

                  (c) REGULATORY CONDITION. No condition or requirement shall have been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger that requires the Company to be operated in a manner that would have a material adverse effect on the Company.

                  (d) NO COMPANY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a material adverse effect on the Company.

                  (e) EMPLOYMENT AGREEMENTS. Each of the Company employees designated below shall have executed Employment Agreements in the respective forms attached hereto as EXHIBIT C_(the "Employment Agreements"):

                           (i) Elaine Bellock

                  (f) CONSULTING AGREEMENT. FGBB, Inc. and Parent shall have executed a Consulting Agreement in the form attached hereto as EXHIBIT D (the "Consulting Agreement").

                  (g) RESIGNATION OF OFFICERS AND DIRECTORS. There shall have been delivered to Parent the written resignations of the officers and directors of the Company.

         SECTION 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER. The obligation of the Company and the Stockholder to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and the Merger Sub set forth herein and in the Parent Disclosure Schedule shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date). The Company and the Stockholder shall have received a certificate of Parent's Chief Executive Officer and Chief Financial Officer to the foregoing effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement. The Company and the Stockholder shall have received a certificate of Parent's Chief Executive Officer and Chief Financial Officer to the foregoing effect.

                  (c) REGULATORY CONDITION. No condition or requirement shall have been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger that requires Parent or any of its subsidiaries to be operated in a manner that would have a material adverse effect on Parent.

                  (d) NO PARENT MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a material adverse effect on Parent.

                  (e) EMPLOYMENT AGREEMENTS. Each of the Company employees designated below shall have executed Employment Agreements in the respective forms attached hereto as Exhibit C (the "Employment Agreements"):

                           (i) Elaine Bellock

                  (f) CONSULTING AGREEMENT. FGBB, Inc. and Parent shall have executed a Consulting Agreement in the form attached hereto as EXHIBIT D (the "Consulting Agreement").

                  (g) REGISTRATION RIGHTS AGREEMENT. Parent and Alfred Curmi shall have entered into a Registration Rights Agreement in the form attached hereto as EXHIBIT E (the "Registration Rights Agreement").

                  (h) PROMISSORY NOTE. Parent shall have executed and delivered the Promissory Note to the order of Alfred Curmi.

                  (i) MERGER CONSIDERATION. Parent shall have (a) paid the Cash Consideration to the Company Stockholders pursuant to Sections 2.1(a) and 2.1(b)(i); (b) issued the delivered the Parent Shares to the Stockholder pursuant to Section 2.1(b)(ii); and (c) executed and delivered the Promissory Note to the Stockholder pursuant to Section 2.1(b)(iii).

         SECTION 7.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Parent nor the Stockholder may rely on the failure of any condition set forth in Section 7.1,
7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its own commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.2.

                                  ARTICLE VIII

                          INDEMNIFICATION; ARBITRATION

         SECTION 8.1 INDEMNIFICATION.

                  (a) Subject to the occurrence of the Closing under this Agreement, Parent and its officers, directors and affiliates (the "Parent Indemnified Parties") shall be indemnified and held harmless by the Stockholder against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Parent Loss" and collectively "Parent Losses") incurred by the Parent Indemnified Parties directly or indirectly as a result of: (i) any inaccuracy of a representation or warranty of the Company contained in this Agreement in any material respect (provided that the Stockholder shall have no liability or obligation with respect to any Parent Losses resulting from the use or ownership by the Company of any Software), (ii) any failure to file the Company tax returns for the tax year ended December 31, 2004 or the short tax year ended as of the Effective Time, (iii) the merger of STAR SOLUTIONS of Delaware, LLC with and into Star Solutions of Delaware, Inc., or (iv) any failure by the Company (prior to the Closing Date) or Stockholder to perform or comply with any covenant of the Company (to be performed prior to the Closing
Date) or the Stockholder contained in this Agreement in any material respect; PROVIDED HOWEVER, that the Stockholder shall have no liability or obligation (for indemnification or otherwise) with respect to any matters described in clauses (i), (ii), (iii) or (iv) above, and no Parent Indemnified Party shall be entitled to receive indemnification payments under clauses (i), (ii), (iii) or (iv) above with respect to any Parent Loss, unless and until the aggregate amount of the Parent Losses exceeds $250,000, and then only for the amount by which such Parent Losses exceeds $250,000; PROVIDED FURTHER that, notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, the Stockholder shall not have any liability (for indemnification or otherwise) under this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby in excess of $6,500,000 in the aggregate; and PROVIDED FURTHER that, in determining the amount of any Parent Losses suffered by any Parent Indemnified Party which give rise to liability of Stockholder hereunder, there shall have been taken into account (x) the amount of any tax benefits actually realized by such Parent Indemnified Party attributable to such Parent Losses or derived therefrom in any period to and including the end of the taxable year following the year in which the Parent Loss was incurred; and (y) the amount of any insurance benefits actually realized by such Parent Indemnified Party attributable to such Parent Losses or derived therefrom. At the Stockholder's sole option, the Stockholder may pay any indemnification amount that may become due and payable for any Purchaser Losses hereunder (i) by directing Parent to set off such amount against the amount of unpaid principal and interest under the Promissory Note in the inverse order of their maturities (i.e., without interrupting Parent's obligations to pay the unpaid principal and interest installments on their scheduled due dates); and, in the event that the aggregate amount of any such indemnification liability exceeds the amount of unpaid principal and interest under the Promissory Note, (ii) by using shares of Parent Common Stock, without any discounts for brokerage or underwriting commissions. The per share value of such shares for purposes of this Section 8.1(a) shall be the greater of (x) $0.277391, or (y) the closing price of Parent Common Stock on the date on which the Stockholder receives notice of such claim for indemnification hereunder. Unless the Stockholder exercises his set off right as described above, Parent shall have no right under this Agreement or any Transaction Document to set off any amounts owing by the Stockholder under this Agreement or any Transaction Document against amounts owing by Parent under the Promissory Note, and Parent hereby waives any and all rights of set off that it may have under applicable law.

                  (b)  Subject  to the  occurrence  of the  Closing  under  this
Agreement, the Stockholder (the "Seller Indemnified Parties") shall be indemnified and held harmless by Parent against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Seller Loss" and collectively "Seller Losses") incurred by the Seller Indemnified Parties directly or indirectly as a result of: (i) any inaccuracy of a representation or warranty of Parent or the Merger Sub contained in this Agreement in any material respect, (ii) any failure by Parent or the Merger Sub to perform or comply with any covenant of Parent or the Merger Sub contained in this Agreement in any material respect; PROVIDED HOWEVER, that Parent shall have no liability or obligation (for indemnification or otherwise) with respect to any matters described in clauses (i) or (ii) above, and no Seller Indemnified Party shall be entitled to receive indemnification payments under clauses (i) or (ii) above with respect to any Seller Loss, unless and until the aggregate amount of the Seller Losses exceeds $250,000, and then only for the amount by which such Seller Losses exceeds $250,000; PROVIDED FURTHER that, notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, Parent shall not have any liability (for indemnification or otherwise) under this Agreement, any of the other Transaction

Documents or any of the transactions contemplated hereby or thereby in excess of $6,500,000 in the aggregate; and PROVIDED FURTHER that, in determining the amount of any Seller Losses suffered by any Seller Indemnified Party which give rise to liability of Parent hereunder, there shall have been taken into account
(x) the amount of any tax benefits actually realized by such Seller Indemnified Party attributable to such Seller Losses or derived therefrom in any period to and including the end of the taxable year following the year in which the Seller Loss was incurred; and (y) the amount of any insurance benefits actually realized by such Seller Indemnified Party attributable to such Seller Losses or derived therefrom.

                  (c) Notwithstanding anything to the contrary herein, the Stockholder shall have no liability (for indemnification or otherwise) with respect to any representation or warranty in this Agreement or any other Transaction Document, or any covenant or obligation under this Agreement or any other Transaction Document to be performed and complied with prior to the Closing, unless on or before August 18, 2006, Parent notifies the Stockholder of a claim specifying the factual basis of that claim in reasonable detail, and the Stockholder's indemnification obligations for Parent Losses incurred by the Parent Indemnified Parties directly or indirectly as a result of any inaccuracy of a representation or warranty or the breach of any covenant or obligation of the Company or the Stockholder to be performed and complied with prior to the Closing contained in this Agreement shall terminate on August 18, 2006. Notwithstanding anything to the contrary herein, Parent shall have no liability (for indemnification or otherwise) with respect to any representation or warranty in this Agreement or any other Transaction Document, or any covenant or obligation under this Agreement or any other Transaction Document to be performed and complied with prior to the Closing, unless on or before August 18, 2006, the Company Stockholder notifies Parent of a claim specifying the factual basis of that claim in reasonable detail, and Parent's indemnification obligations for Seller Losses incurred by the Seller Indemnified Parties directly or indirectly as a result of any inaccuracy of a representation or warranty or the breach of any covenant or obligation of Parent to be performed and complied with prior to the Closing contained in this Agreement shall terminate on August 18, 2006.

                  (d) Notwithstanding anything to the contrary herein, the existence of this Article VIII and of the rights and restrictions set forth herein do not limit any legal remedy for claims based on fraud.

                  (e) Any claim for the recovery of Seller Losses or Parent Losses shall be made by giving notice thereof in accordance with Section 10.2. For purposes of this Section 8.1, the term "Third-Party Claim" shall mean any claim by a third party against any indemnified party under this Section 8.1 (an "Indemnified Person"), whether or not involving a legal, administrative or governmental proceeding, which could give rise to a Seller Loss or a Parent Loss, as applicable. Promptly after receipt by an Indemnified Person of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall, if a claim is to be made against the Parent or the Stockholder, as applicable, for indemnification under this Section 8.1 (for purposes of this paragraph, the Parent or the Stockholder, as applicable, is referred to as the "Indemnifying Person"), give notice to such Indemnifying Person of the assertion of such Third-Party Claim, provided that the failure to notify any Indemnifying Person will not relieve such Indemnifying Person of any liability that it may have to such Indemnified Person hereunder, except to the extent that such Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by such Indemnified Person's failure to give such notice. If an Indemnified Person gives notice to the Indemnifying Person pursuant to this paragraph of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes, to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person, PROVIDED the Indemnifying Person notifies the Indemnified Person of its election to so assume the defense within fifteen (15) days after the Indemnifying Person receives notice from the Indemnified Person of the Third-Party Claim. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Agreement for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claim effected without its consent. Notwithstanding the foregoing, if (i) there is a reasonable probability that a Third-Party Claim may adversely affect the Indemnified Person other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, or (ii) the Indemnifying Person is also a person against whom the Third-Party Claim is made and joint representation would be inappropriate, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent. With respect to any Third-Party Claim subject to indemnification under this Section 8.1: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

         SECTION 8.2 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement (a "Dispute") shall be settled by binding arbitration. Any such arbitration proceeding shall be conducted by one arbitrator mutually agreeable to the Stockholder and Parent. In the event that within 45 days after submission of any Dispute to arbitration, Stockholder and Parent cannot mutually agree on one arbitrator, Stockholder and Parent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the Dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Denver, CO under the rules then in effect of Judicial Arbitration and Mediation Services. The substantially non-prevailing party shall pay all expenses relating to the arbitration, including without limitation, the respective expenses of each party, the fees of each arbitrator and applicable administrative fees. Notwithstanding the provisions of this Section 8.2, and without limiting the right of the parties to commence arbitration proceedings under this Section 8.2 with respect to any Dispute arising out of or relating to Section 6.1 of this Agreement (a "Confidentiality Dispute"), each party shall have the right and option to bring an action for temporary, preliminary or permanent injunctive or other equitable relief in the United States District Court for the Southern District of California with respect to any Confidentiality Dispute. Each party consents to submit itself to the personal jurisdiction of any Federal court located in the State of California in the event any Confidentiality Dispute arises. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of any Confidentiality Dispute in any Federal court located in the State of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of Parent and the Stockholder;

                  (b) by either Parent or the Stockholder;

                           (i) if the Merger shall not have been  consummated at
                  or prior to 5:00 p.m., Denver, CO, time, on March 18, 2005, PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time and date.

                           (ii) if any  Restraint  having any of the effects set
                  forth in Section 9.1(c) shall be in effect and shall have become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this
                  Section 9.1(b) (iii) shall have used its commercially reasonable efforts to prevent the entry of such Restraint (other than any Restraint under a statute, law, ordinance, rule or regulation) and to have such Restraint vacated or removed (other than any Restraint under a statute, law, ordinance, rule or regulation);

                           (iii) if any  Governmental  Entity  that must grant a
                  Requisite Regulatory Approval shall have denied the applicable Requisite Regulatory Approval and such denial shall have become final and nonappealable; or

                  (c) by Parent or the Stockholder if the Company's stockholders have not consented to Merger;

                  (d) by Parent, if the Stockholder or the Company shall have breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.2(a) or (b), and (ii) is either incapable of being cured by the Company or the Stockholder, if curable, is not cured within 15 days of receipt from Parent of written notice thereof; or

                  (e) by the Stockholder, if Parent or the Merger Sub shall have breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.3(a) or (b), and (ii) is either incapable of being cured by Parent or the Merger Sub or, if curable, is not cured within 15 days of receipt from the Stockholder of written notice thereof.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) of this Section 9.1 shall provide written notice of such termination to the other party in accordance with Section 10.2, specifying in reasonable detail the provision hereof pursuant to which such termination is effected.

         SECTION 9.2 EFFECT OF TERMINATION.

                  (a) If this Agreement is terminated by either the Stockholder or Parent as provided in Section 9.1, this Agreement forthwith shall become void and have no effect, without any liability or obligation on the part of Parent, the Merger Sub, the Company or the Stockholder; PROVIDED, HOWEVER, that nothing herein shall relieve any party from any liability (in contract, tort or otherwise, and whether pursuant to an action at law or in equity) for any knowing or willful breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement or in respect of fraud by any party. Notwithstanding the foregoing, the provisions of this
Article IX, Section 3.17,  Section 4.8,  Section 6.1,  Section 6.3, Section 6.4,
Section 10.7, Section 10.8 and Section 10.11 shall survive any termination of this Agreement.

                  (b) Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article VII hereof for its benefit have not been satisfied, Parent and/or the Stockholder (as applicable) shall have the right to waive the satisfaction thereof and to proceed with the transactions contemplated hereby.

         SECTION 9.3 AMENDMENT. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties to be bound thereby.

         SECTION 9.4 EXTENSION; WAIVER. At any time prior to the Closing, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section
9.3 waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties in this Agreement, in any other Transaction Document or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of eighteen (18) months and shall terminate and shall be deemed void AB INITIO on the date that is eighteen (18) months from the Closing Date. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

         SECTION 10.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to Parent, to:

                           Incentra Solutions, Inc.
                           1140 Pearl Street
                           Boulder, Colorado  80302
                           Fax No.: (303) 440-7114
                           Attention: Thomas P. Sweeney III

                           with a copy (which shall not constitute notice pursuant to this Section 10.2 to:

                           Reed Guest, Esq.
                           94 Underhill Road
                           Orinda, CA 94563
                           Fax No.: (925) 254-9226.

                  (b) if to the Company or to the Stockholder, to:

                           Alfred Curmi
                           910 Seasage Drive
                           Delray Beach, FL 33483
                           Fax No. (561) 208-3953
                  with a copy (which shall not constitute notice pursuant to this Section 10.2) to:

                           David Bates, Esq.
                           Gunster, Yoakley & Stewart, P.A.
                           777 South Flagler Drive
                           Suite 500, East Tower
                           West Palm Beach, FL  33401
                           Fax No. (561) 655-5677

         SECTION 10.3 DEFINITIONS. For purposes of this Agreement:

                  (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  (b) "ENCUMBRANCES" shall mean Liens, security interests, deeds of trust, encroachments, reservations, orders of Governmental Entities, decrees, judgments, contract rights, claims or equity of any kind.

                  (c) "KNOWLEDGE" means, (i) with respect to the Company or the Stockholder, as applicable, the actual knowledge after reasonable due inquiry, of the Stockholder and of the Company's President; and (ii) with respect to Parent or the Merger Sub, as applicable, the actual knowledge after reasonable due inquiry, of Parent's executive officers.

                  (d) "MATERIAL  ADVERSE  CHANGE" or "MATERIAL  ADVERSE  EFFECT"
means, when used in reference to the Company or Parent, any change, effect, event, circumstance, occurrence or state of facts that is, or which reasonably could be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise), cash flows or results of operations of such party and its subsidiaries, considered as an entirety.

                  (e) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (f) "ORDINARY COURSE OF BUSINESS, CONSISTENT WITH PAST PRACTICES" or similar provision, when used with respect to the Company, refers to the such practices of the Company and/or its predecessor limited liability company, Star Solutions, LLC.

                  (g) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect not less than a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  (h) "Transaction Documents" means this Agreement, the Promissory Note, the Registration Rights Agreement, the Consulting Agreement, and any other agreement, document, certificate or instrument executed and/or delivered by the Company or the Stockholder and/or Parent and/or the Merger Sub pursuant to any of the foregoing documents, the Merger, or the transactions contemplated thereby.

         SECTION 10.4 INTERPRETATION. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 10.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

         SECTION 10.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments executed and/or delivered pursuant hereto) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 6.4 which shall inure to the benefit of and be enforceable by the persons referred to therein, are not intended to confer upon any person other than the parties hereto and their permitted successors and assigns any rights or remedies.

         SECTION 10.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal substantive and procedural laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of such state.

         SECTION 10.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 10.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.11 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.12 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

            [The remainder of this page is intentionally left blank.]

         IN  WITNESS  WHEREOF,  the  Company,   Parent,   Merger  Sub,  and  the
Stockholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                              INCENTRA SOLUTIONS, INC.



                                              By: /s/Thomas P. Sweeney III
                                                 -------------------------------
                                              Name:  Thomas P. Sweeney III
                                              Title: Chief Executive Officer



                                              STAR SOLUTIONS OF DELAWARE, INC.



                                              By: /s/ Alfred Curmi
                                                 -------------------------------
                                              Name: Alfred Curmi
                                              Title: President



                                              INCENTRA MERGER CORP.



                                              By: /s/Thomas P. Sweeney III
                                                  ------------------------------
                                              Name: Thomas P. Sweeney III
                                              Title: Chief Executive Officer



                                              STOCKHOLDER:



                                              /s/Alfred Curmi
                                              ----------------------------------
                                              Alfred Curmi

MIAMI 406160.10
2/18/05